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                                                                    EXHIBIT 99.1

     VERDISYS, INC. ANNOUNCES THE APPOINTMENT OF DR. RON ROBINSON AS INTERIM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

              Search for President and CEO to commence immediately

Houston, Texas - December 11, 2003: Verdisys, Inc. of The Woodlands, Texas, (OTCBB: VDYS.OB - News) a leading provider of patented lateral drilling oil services and satellite solutions for energy production enhancement today announced the appointment of Dr. Ron Robinson as interim President and Chief Executive Officer of the Company. Dr. Robinson joined the Company as Chairman of the Board in January 2002, and has been active in technology assessment and mergers and acquisitions for the Company.


"Verdisys is at a critical stage of development and needs the right leadership, vision and direction to realize the opportunities from its technologies, and significantly expand its business" said Dr. Robinson. "In the interim, I will be fulfilling this role on a full-time basis until we have selected and hired my replacement."

Before joining Verdisys, Dr. Robinson served as president of Texaco Technology Division. Texaco merged with Chevron in 2001 and the new company, ChevronTexaco, is one of the largest petroleum companies in the world. Former head of the Petroleum Engineering Department at Texas A&M University, he spent years in reservoir engineering and thermal recovery for Getty Oil. Dr. Robinson has a Ph.D. in Petroleum Engineering from Texas A&M University, an M.S. in Physics from Baylor University and a B.S. in Physics and Mathematics from the University of Southern Colorado.

Dan Williams, former President and Chief Executive Officer, will be continuing with the Company in a non-executive position.


About Verdisys, Inc.

Verdisys, Inc. provides proprietary oil services and solutions for energy production enhancement including patented lateral drilling technologies and secure satellite communications. In the U.S. and Canada, Verdisys provides oil and gas companies with a patented lateral drilling service utilizing specially fabricated mobile drilling rigs. These services have had more than a decade of proven success in dramatically increasing the production of oil and gas wells. Verdisys has developed unique, high quality and cost effective satellite communication capabilities that provide energy companies access to remote sites. The Company's key focus is on monitoring and control of applications involving SCADA (Supervisory Control and Data Acquisition) implementations in the areas of oil and gas exploration, production, power distribution and other energy management applications.

For more information visit www.verdisys.com or call 281-364-6999


Safe Harbor Statement

Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause Verdisys' actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new services, commercial acceptance and viability of new services, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of Verdisys' customers to pay for Verdisys' services, the timing of new technology and product introductions, and the risk of early obsolescence.


CONTACT:

Company Contact: Andrew Wilson, Chief Financial Officer, Verdisys, Inc.
(510)-749-0836 or awilson@verdisys.com

Investor Contact: John Liviakis, Liviakis Financial Communications, Inc.
(415)-389-4670 or john@liviakis.com

Media Contact: Sinan Kanatsiz, Account Executive, K-Comm, Inc. (949)-443-9300 or sinan@kanatsiz.com